ESI Announces Second Quarter Fiscal 2019 Results

ESI Announces Second Quarter Fiscal 2019 Results and Agreement to be Acquired by MKS Instruments, Inc.

PORTLAND, Ore., Oct. 30, 2018 -- Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced the signing of a definitive agreement to be acquired by MKS Instruments, Inc. and financial results for its fiscal 2019 second quarter ended September 29, 2018. Financial measures are provided on both a GAAP and non-GAAP basis. Non-GAAP results exclude the impact of purchase accounting, equity compensation, restructuring, and other items shown in the non-GAAP reconciliation table below.

ESI Signs Definitive Agreement
ESI announces the signing of a definitive agreement for MKS Instruments, Inc. (NASDAQ:MKSI) to acquire ESI for $30.00 per share. The all-cash transaction is valued at approximately $1 billion. The transaction is subject to customary closing conditions, including the approval of ESI’s shareholders and antitrust approvals in the U.S. and certain other foreign jurisdictions, and is expected to close in the first quarter of calendar 2019. MKS intends to fund the transaction with cash on hand and a new, fully-committed debt financing. See the separate announcement from MKS Instruments for additional transaction details.
As a result, ESI is canceling today’s previously announced investor call.
In connection with this transaction, Stifel is acting as financial advisor and Wilson Sonsini Goodrich & Rosati P.C. is acting as legal advisor to ESI.

FY19 Q2 Financial Performance
Second quarter revenue was $85.9 million, compared to $71.0 million in the second quarter of last fiscal year. GAAP net income was $16.8 million or $0.47 per diluted share, compared to net income of $4.3 million or $0.12 per diluted share one year ago. On a non-GAAP basis net income was $21.1 million or $0.59 per diluted share, compared to net income of $13.7 million or $0.39 per share in the prior fiscal year's second quarter. Total orders for the quarter were $66.9 million, compared to $128.9 million one year ago and $82.3 million in the prior quarter.
Michael Burger, ESI’s president and CEO stated, "With Component Test and Service bookings remaining well above historical levels in the quarter, we continue to demonstrate the increased diversity of our product portfolio. We also officially launched our new Capstone TM flex drilling system and Allegro LC MLCC test tool, both of which have been extremely well received, and are expected to contribute new product revenue in the second half of the fiscal year."

ESI Announces Second Quarter Fiscal 2019 Results

GAAP gross margin was 45.5%, compared to 37.4% in the second quarter of last fiscal year and operating expense was $20.0 million, down from $22.1 million last year, both improvements resulting from last year's restructuring costs. Operating income was $19.1 million, or 22% of revenue, compared to income of $4.4 million in last fiscal year's second quarter.
Non-GAAP gross margin was 45.9%, compared to 46.4% one year ago. Non-GAAP operating expense decreased year over year from $18.6 million to $18.3 million resulting in non-GAAP operating income of $21.1 million or 25% of sales.
At quarter end, total cash, cash equivalents, restricted cash and current investments increased to $179.3 million. The company generated $51.1 million of cash from operations during the quarter, driven primarily by strong customer collections and reduced inventory levels.

Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, and other items. We believe that this presentation of non-GAAP financial measures allows investors to assess the Company's operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI
ESI enables our customers to commercialize technology using precision laser processes. ESI's solutions produce the industry's highest quality and throughput, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations and subsidiaries in Asia, Europe and North America. More information is available at www.esi.com.

ESI Announces Second Quarter Fiscal 2019 Results

Additional Information and Where to Find It
This communication is being made in respect of the proposed transaction involving Electro Scientific Industries, Inc. (“ESI”) and MKS Instruments, Inc. (“MKS”). In connection with the proposed transaction, ESI intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement. Promptly after filing its definitive proxy statement with the SEC, ESI will mail the definitive proxy statement and a proxy card to each stockholder of ESI entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that ESI may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, ESI SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ESI WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESI AND THE PROPOSED TRANSACTION. ESI stockholders may obtain free copies of the proxy statement (when it becomes available) and other relevant documents filed with the SEC by ESI at the SEC’s web site (http://www.sec.gov). Free copies of the proxy statement, when available, and other filings made by ESI with the SEC also may be obtained from the Investor Relations section of ESI web site (www.esi.com) or by directing a request to ESI, Attn: Investor Relations, at 13900 N.W. Science Park Drive, Portland, Oregon 97229.

Participants in the Solicitation
ESI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ESI’s stockholders with respect to the proposed transaction. Information about ESI’s directors and executive officers and their ownership of ESI’s common stock is set forth in ESI’s proxy statement on Schedule 14A filed with the SEC on July 10, 2018, and ESI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which was filed with the SEC on June 8, 2018. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements
This communication, and any documents to which ESI refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent ESI’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of ESI for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,”

ESI Announces Second Quarter Fiscal 2019 Results

“goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect ESI’s business and the price of the common stock of ESI, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of ESI and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on ESI’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from ESI’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in ESI’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.
The forward-looking statements also include the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed, including as a result of any shipment delays; our ability to respond promptly to customer requirements; the risk, especially at heightened production levels, that we may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; our ability to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; our ability to create and sustain intellectual property protection around our products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; foreign currency fluctuations; the risk that duties or tariffs could be imposed or increased on goods imported or exported by us; the risk of timing of shipments or increased costs related to licenses for goods exported by us; the risk that changes to policies regarding immigration and visits to the United States could negatively impact our ability to hire or retain and train qualified personnel or our ability to operate internationally on an integrated basis; our ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

ESI Announces Second Quarter Fiscal 2019 Results

Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, ESI does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Contact
Erica Mannion or Michael Funari
Sapphire Investor Relations, LLC
617-542-6180
investorrelations@esi.com

ESI Announces Second Quarter Fiscal 2019 Results

ELECTRO SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
Second Quarter Fiscal 2019 Results
Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
(In thousands, except per share data)	Sep 29, 2018	Jun 30, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Net sales:
Systems	$71,263	$96,857	$60,316	$168,120	$122,409
Services	14,654	13,767	10,651	28,421	21,242
Total net sales	85,917	110,624	70,967	196,541	143,651
Cost of sales:
Systems	40,539	50,094	38,179	90,633	79,605
Services	6,311	7,332	6,256	13,643	11,094
Total cost of sales	46,850	57,426	44,435	104,276	90,699
Gross profit	39,067	53,198	26,532	92,265	52,952
Gross margin	45.5%	48.1%	37.4%	46.9%	36.9%
Operating expenses:
Selling, general and administrative	10,838	10,130	11,648	20,968	24,456
Research, development and engineering	9,154	10,059	8,274	19,213	17,208
Restructuring costs	—	—	2,162	—	3,373
Total operating expenses	19,992	20,189	22,084	40,181	45,037
Operating income	19,075	33,009	4,448	52,084	7,915
Non-operating income (expense):
Interest and other income (expense), net	383	452	(229)	835	(413)
Total non-operating income (loss)	383	452	(229)	835	(413)
Income before income taxes	19,458	33,461	4,219	52,919	7,502
Provision for (benefit from) income taxes	2,623	2,318	(41)	4,941	340
Net income	$16,835	$31,143	$4,260	$47,978	$7,162
Net income per share - basic	$0.49	$0.90	$0.13	$1.39	$0.21
Net income per share - diluted	$0.47	$0.87	$0.12	$1.34	$0.21

ESI Announces Second Quarter Fiscal 2019 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2019 Results
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	Sep 29, 2018	Jun 30, 2018	Mar 31, 2018
Assets
Current assets:
Cash and cash equivalents	$66,183	$74,854	$76,792
Short-term investments	112,004	55,026	47,121
Trade receivables, net	38,422	80,525	63,044
Inventories	81,434	94,265	87,686
Shipped systems pending acceptance	1,831	1,937	4,734
Other current assets (1)	4,474	5,041	5,493
Total current assets	304,348	311,648	284,870
Non-current assets:
Property, plant and equipment, net	24,711	22,870	22,025
Non-current deferred income taxes, net	43,734	43,637	43,518
Goodwill	2,626	2,626	2,626
Acquired intangible assets, net	4,456	4,812	5,169
Other assets(1)	12,997	11,110	14,780
Total assets	$392,872	$396,703	$372,988
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$16,675	$32,616	$37,354
Accrued liabilities	28,430	32,193	34,533
Deferred revenue	8,535	9,026	9,818
Total current liabilities	53,640	73,835	81,705
Non-current liabilities
Long-term debt	12,550	12,659	12,766
Income taxes payable	2,349	2,345	1,901
Other liabilities	7,932	10,614	10,258
Total liabilities	76,471	99,453	106,630
Shareholders' equity:
Preferred and common stock	214,485	211,766	210,995
Retained earnings	102,836	86,000	54,816
Accumulated other comprehensive (loss) income	(920)	(516)	547
Total shareholders' equity	316,401	297,250	266,358
Total liabilities and shareholders' equity	$392,872	$396,703	$372,988
End of period shares outstanding	34,699	34,525	34,387

(1)
As of September 29, 2018 and June 30, 2018, $1.1 million of current restricted cash was included in Other current assets. Included in Other assets as of March 31, 2018, is long-term restricted cash of $1.1 million.

ESI Announces Second Quarter Fiscal 2019 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2019 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
(In thousands)	Sep 29, 2018	Jun 30, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Net income	$16,835	$31,143	$4,260	$47,978	$7,162
Non-cash adjustments and changes in operating activities	34,236	(21,374)	14,005	12,862	18,534
Net cash provided by operating activities	51,071	9,769	18,265	60,840	25,696
Net cash used in investing activities	(60,334)	(9,916)	(28,597)	(70,250)	(33,386)
Net cash provided by (used in) financing activities	931	(840)	(725)	91	(1,231)
Effect of exchange rate changes on cash	(336)	(947)	125	(1,283)	260
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(8,668)	(1,934)	(10,932)	(10,602)	(8,661)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	75,951	77,885	60,003	77,885	57,732
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$67,283	$75,951	$49,071	$67,283	$49,071

ESI Announces Second Quarter Fiscal 2019 Results

Electro Scientific Industries, Inc.
Analysis of Second Quarter Fiscal 2019 Results
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
(Dollars and shares in thousands)	Sep 29, 2018	Jun 30, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Sales detail:
Printed Circuit Board	$38,816	$66,337	$38,187	$105,153	$84,372
Component Test	18,555	9,405	7,007	27,960	14,455
Semiconductor	11,227	18,777	9,641	30,004	14,822
Industrial Machining	2,665	2,338	5,481	5,003	8,760
Service	14,654	13,767	10,651	28,421	21,242
Net sales	$85,917	$110,624	$70,967	$196,541	$143,651

As % of Net Sales
GAAP
Gross profit	45.5%	48.1%	37.4%	46.9%	36.9%
Selling, general and administrative expense	13%	9%	16%	11%	17%
Research, development and engineering expense	11%	9%	12%	10%	12%
Total operating expenses	23%	18%	31%	20%	31%
Operating income	22%	30%	6%	27%	6%
Non-GAAP
Gross profit	45.9%	48.3%	46.4%	47.3%	46.5%
Net operating expenses	21%	17%	26%	19%	27%
Operating income	25%	31%	20%	28%	19%

GAAP - Effective tax rate %	13.5%	6.9%	(1.0%)	9.3%	4.5%
Weighted average shares outstanding
Basic	34,606	34,459	33,861	34,529	33,647
Diluted	35,959	35,924	34,874	35,916	34,716
End of period employees	644	634	594	644	594

Reconciliation of Cash, cash equivalents, restricted cash and current Investments		Fiscal quarter ended
		Sep 29, 2018	Jun 30, 2018	Mar 31, 2018	Sep 30, 2017
Cash		$29,817	$25,808	27,043	29,998
Cash equivalents		36,366	49,046	49,749	17,975
Current restricted cash		1,100	1,097	—	—
Long-term restricted cash		—	—	1,093	1,098
Cash, cash equivalents, and restricted cash at end of period		67,283	75,951	77,885	49,071
Short-term investments		112,004	55,026	47,121	32,802
Cash, cash equivalents, restricted cash and current investments		$179,287	$130,977	125,006	81,873

ESI Announces Second Quarter Fiscal 2019 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2019 Results
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
(In thousands, except per share data)	Sep 29, 2018	Jun 30, 2018	Sep 30, 2017	Sep 29, 2018	Sep 30, 2017
Gross profit per GAAP	$39,067	$53,198	$26,532	$92,265	$52,952
Purchase accounting	242	243	242	485	493
Equity compensation	122	106	77	228	144
Charges for other asset and inventory impairment	—	—	6,083	—	13,277
Charges from VAT audit	—	(97)	—	(97)	—
Non-GAAP gross profit	$39,431	$53,450	$32,934	$92,881	$66,866

Operating expenses per GAAP	$19,992	$20,189	$22,084	$40,181	$45,037
Purchase accounting	(116)	(114)	(117)	(230)	(336)
Equity compensation	(1,543)	(1,393)	(1,253)	(2,936)	(2,464)
Restructuring costs	—	—	(2,162)	—	(3,373)
Non-GAAP operating expenses	$18,333	$18,682	$18,552	$37,015	$38,864

Operating income per GAAP	$19,075	$33,009	$4,448	$52,084	$7,915
Non-GAAP adjustments to gross profit	364	252	6,402	616	13,914
Non-GAAP adjustments to operating expenses	1,659	1,507	3,532	3,166	6,173
Non-GAAP operating income	$21,098	$34,768	$14,382	$55,866	$28,002

Non-operating income (expense), net per GAAP	$383	$452	$(229)	$835	$(413)
Adjustment to VAT audit	—	(49)	—	(49)	—
Non-GAAP non-operating income (expense)	$383	$403	$(229)	$786	$(413)
Non-GAAP income before income taxes	$21,481	$35,171	$14,153	$56,652	$27,589

Net income per GAAP	$16,835	$31,143	$4,260	$47,978	$7,162
Non-GAAP adjustments to gross profit	364	252	6,402	616	13,914
Non-GAAP adjustments to operating expenses	1,659	1,507	3,532	3,166	6,173
Non-GAAP adjustments to non-operating expense	—	(49)	—	(49)	—
Income tax effect of other non-GAAP adjustments (a)	2,239	1,734	(483)	3,973	(507)
Non-GAAP net income	$21,097	$34,587	$13,711	$55,684	$26,742
Basic Non-GAAP net income per share	$0.61	$1.00	$0.40	$1.61	$0.79
Diluted Non-GAAP net income per share	$0.59	$0.96	$0.39	$1.55	$0.77
(a) The income tax effect of other non-GAAP adjustments in the first quarter and second quarter of fiscal 2019 was primarily due to offsets from net operating losses utilization.